HomeFed Corporation
Subsidiaries as of December 31, 2001



Name                                     State of Incorporation/Organization
----                                     -----------------------------------

HomeFed Communities, Inc.                            California

HomeFed Resources Corporation                        California

Paradise Valley Communities No.1                     California

Otay Land Company, LLC                               Delaware

Northfork Communities                                California